Exhibit 99.1

Investor Update – March 24, 2008

References in this update to “Air Group,” “Company,” “we,” “us,” and “our” refer to Alaska Air Group, Inc. and its subsidiaries, unless otherwise specified.

This report includes information regarding forecasts of available seat miles (ASMs), cost per available seat mile (CASM) excluding fuel consumption, as well as certain actual results for revenue passenger miles (RPMs), load factor and revenue per available seat mile (RASM), for our subsidiaries Alaska Airlines, Inc. (Alaska) and Horizon Air Industries, Inc. (Horizon). Our disclosure of operating cost per available seat mile, excluding fuel, provides us the ability to measure and monitor our performance without these items. The most directly comparable GAAP measure is total operating expense per available seat mile. However, due to the large fluctuations in fuel prices, we are unable to predict total operating expense for any future period with any degree of certainty. In addition, we believe the disclosure of fuel expense on an economic basis is useful to investors in evaluating our ongoing operational performance. Please see the cautionary statement under “Forward-Looking Information.”

We are providing unaudited information about fuel price movements and the impact of our hedging program on our financial results. Management believes it is useful to compare results between periods on an “economic basis.” Economic fuel expense is defined as the raw or “into-plane” fuel cost less the cash we receive from hedge counterparties for hedges that settle during the period, offset by the premium expense that we recognize. Economic fuel expense more closely approximates the net cash outflow associated with purchasing fuel for our operation.

Forward-Looking Information

This update contains forward-looking statements subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements relate to future events and involve known and unknown risks and uncertainties that may cause actual outcomes to be materially different from those indicated by any forward-looking statements. For a comprehensive discussion of potential risk factors, see Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007. Some of these risks include increased competition, significant fuel costs, general economic conditions, labor costs and relations, our significant indebtedness, inability to meet cost reduction goals, terrorist attacks, seasonal fluctuations in our financial results, an aircraft accident, laws and regulations, and government fees and taxes. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. These risk factors may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We expressly disclaim any obligation to publicly update or revise any forward-looking statements after the date of this report to conform them to actual results. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, and such differences might be significant and materially adverse.

ALASKA AIRLINES – MAINLINE

   February 2008 Statistics

	February 2008	Change Y-O-Y	QTD 2008	Change Y-O-Y
Capacity (ASMs in millions)	1,935	9.4%	3,985	7.7%
Traffic (RPMs in millions)	1,419	13.5%	2,830	11.7%
Revenue passengers (000s)	1,287	7.4%	2,543	2.3%
Load factor*	73.3%	2.6 pts	71.0%	2.5 pts
RASM (cents)	10.59	3.0%	10.24	1.7%
Passenger RASM (cents)	9.64	3.2%	9.35	2.4%
Raw fuel cost ($ in millions)	$79.6	55.6%	$162.3	52.7%
Raw fuel cost/gal.	$2.92	49.0%	$2.89	49.0%
Economic fuel expense ($ in millions)	$72.4	43.6%	$148.6	40.5%
Economic fuel expense/gal.	$2.65	37.3%	$2.64	36.1%

    *percentage of available seats occupied by fare-paying passengers

   Advance Bookings

	March	April	May
Point Change Y-O-Y	+3 pts	+1 pt	+1 pt

   Forecast Information

	Forecast Q1 2008	Change Y-O-Y	Forecast FY 2008	Change Y-O-Y

Capacity (ASMs in millions)	6,050	6%	22,650-22,700	2%

Unit Costs:
Cost per ASM on a GAAP basis (cents)*	11.4 – 11.5	8% - 9%	N/A	N/A
Less: Fuel cost per ASM (cents)*	3.8	36%	N/A	N/A
Cost per ASM excluding fuel (cents)*	7.6 –7.7	(1)%-(3)%	7.5	-

Fuel Gallons (000,000)	86.0	2%	N/A	N/A
Economic fuel cost per gallon**	$2.69	38%	N/A	N/A

*For Alaska, our forecasts of mainline cost per ASM and fuel cost per ASM are based on forward-looking estimates, which will likely differ from actual results due to several factors including, but not limited to, the volatility of fuel prices. Fuel cost per ASM above includes our estimate of raw fuel cost for the first quarter and the actual unfavorable adjustments to the value of our fuel-hedging portfolio in January and February. Our economic fuel cost per ASM will likely be different than the amount presented here.

**Because of the volatility of fuel prices, actual amounts may differ significantly.

ALASKA – PURCHASED CAPACITY

Alaska has Capacity Purchase Agreements (CPA) with Horizon for certain routes and a third party whereby Alaska purchases capacity for service between Anchorage and Dutch Harbor, AK.

   February 2008 Statistics

The following data represents only the Horizon CPA flying as that flying represents approximately 95% of the total purchased capacity.

	February 2008	Change Y-O-Y	QTD 2008	Change Y-O-Y

Capacity (ASMs in millions)	105	6.7%	221	17.6%
Traffic (RPMs in millions)	80	13.9%	160	23.9%
Load factor*	76.2%	4.8 pts	72.3%	3.7 pts
RASM (cents)	19.60	9.4%	18.72	7.6%
*Percentage of available seats occupied by fare-paying passengers

   Advance Bookings

	March	April	May
Point Change Y-O-Y	+4 pts	flat	+2 pts

   Forecast Information

	Forecast Q1 2008	Change Y-O-Y	Forecast FY 2008	Change Y-O-Y
Capacity (ASMs in millions)	360	14%	N/A	N/A
Cost per ASM (cents)*	20.8-21.0	(2%-3%)	N/A	N/A

  * The operating data above includes capacity under the CPA with Horizon. Costs associated with this agreement are eliminated in consolidation

HORIZON AIR

  February 2008 Statistics

	February 2008	Change Y-O-Y	QTD 2008	Change Y-O-Y
Capacity (ASMs in millions)	298	1.3%	615	3.1%
Traffic (RPMs in millions)	212	4.7%	417	5.9%
Revenue passengers (000s)	606	18.1%	1,192	17.4%
Load factor*	71.1%	2.3 pts	67.85	1.8 pts
System RASM (cents)	18.88	7.0%	18.40	6.6%
Raw fuel cost ($ in millions)	$16.6	78.5%	$34.1	80.4%
Raw fuel cost/gal.	$2.96	48.7%	$2.94	46.2%
Economic fuel expense ($ in millions)	$15.2	65.0%	$31.3	66.4%
Economic fuel expense/gal.	$2.69	37.3%	$2.70	34.5%

  *percentage of available seats occupied by fare-paying passengers

Line-of-Business Information

Horizon’s year-to-date information for line-of-business traffic and revenue information is presented below. In CPA arrangements, Horizon is (or was, as was the case with the Frontier CPA which ended in November 2007) insulated from market revenue factors and is guaranteed contractual revenue amounts based on operational capacity. As a result, yield and load factor information is not presented. Horizon bears the revenue risk in its brand flying markets. Revenue from the Alaska CPA is eliminated in consolidation.

February 2008

	Capacity Mix			Load Factor			Yield		RASM
	Actual (000s)	Change Y-O-Y	Current % Total	Actual	Point change Y-O-Y		Actual	Change Y-O-Y	Actual	Change Y-O-Y
Brand Flying	192,579	38.1%	65%	68.4%	0.5	pts	25.02¢	(11.1)%	17.60¢	(10.5)%
Alaska CPA	105,102	1.7%	35%	NM	—		NM	—	21.22¢	3.4%
Frontier CPA	—	(100.0)%	—%	NM	—		NM	—	—	NM
System Total	297,682	1.3%	100%	71.1%	2.3	pts	26.09¢	3.3%	18.88¢	7.0%

    NM = Not Meaningful

QTD 2008

	Capacity Mix			Load Factor			Yield		RASM
	Actual (000s)	Change Y-O-Y	Current % Total	Actual	Point change Y-O-Y		Actual	Change Y-O-Y	Actual	Change Y-O-Y
Brand Flying	393,540	31.5%	64%	65.3%	(0.5)	pts	25.38¢	(8.9)%	17.00¢	(9.7)%
Alaska CPA	221,240	17.6%	36%	NM	—	—	NM	—	20.88¢	(1.5)%
Frontier CPA	—	(100.0)%	—%	NM	—	—	NM	—	—	NM
System Total	614,780	3.1%	100%	67.8%	1.8	pts	26.72¢	3.7%	18.40¢	6.6%

    NM = Not Meaningful

Advance Bookings – Brand Flying Only

	March	April	May
Point Change Y-O-Y	+1 pt	-1 pt	flat

HORIZON AIR - (continued)

   Forecast Information

	Forecast Q1 2008	Change Y-O-Y	Forecast FY 2008	Change Y-O-Y
Capacity (ASMs in millions)	930	1%	3,800-3,850	(4)%

Unit Costs
Cost per ASM on a GAAP basis (cents)*	20.3-20.4	11%	N/A	N/A
Less: Fuel cost per ASM (cents)*	4.9	65%	N/A	N/A
Cost per ASM excluding fuel (cents)*	15.4-15.5	0-1%	14.6	-

Fuel Gallons (000,000)**	17.8	22%	N/A	N/A
Economic fuel cost per gallon***	$2.70	35%	N/A	N/A

* For Horizon, our forecasts of cost per ASM and fuel cost per ASM are based on forward-looking estimates, which will likely differ significantly from actual results. There are several factors impacting our estimates including, but not limited to, the volatility of fuel prices. Fuel cost per ASM above includes our estimate of raw fuel cost for the first quarter and the actual unfavorable adjustments to the value of our fuel-hedging portfolio in January and February. We expect that our economic fuel cost per ASM will be lower.

Horizon’s CASM includes the expected loss on the sublease of Q200 aircraft to a third party. We expect the loss will be approximately $6 million in the first quarter of 2008 as we deliver three of the remaining five Q200s to the third party under the existing sublease agreement.

**Horizon’s fuel consumption now includes fuel that was formerly purchased by Frontier as part of the Frontier CPA agreement.

***Because of the volatility of fuel prices, actual amounts may differ significantly.

AIR GROUP

  Future Fuel Hedge Positions

	Approximate % of Expected Fuel Requirements	Approximate Crude Oil Price per Barrel
First Quarter 2008	50%	$66.88
Second Quarter 2008	50%	$72.60
Third Quarter 2008	50%	$78.03
Fourth Quarter 2008	50%	$76.74
Full Year 2008	50%	$73.72

First Quarter 2009	16%	$83.97
Second Quarter 2009	16%	$82.90
Third Quarter 2009	12%	$82.95
Fourth Quarter 2009	10%	$82.08
Full Year 2009	13%	$83.07

Cash and Share Count

(in millions)	February 29, 2008	December 31, 2008
Cash and marketable securities	$920	$823
Common shares outstanding	36.535	38.051

The Company does not have any auction-rate securities in its investment portfolio.

Share Repurchase Program

The Company completed its $100 million common stock repurchase program on February 29, 2008. Under that program, the Company repurchased 4,113,782 shares, or 10 percent of the outstanding stock at the start of the program, at an average price of $24.31 per share.

On March 13, 2008, the Company announced a new $50 million common stock repurchase program. Through March 19, 2008, the Company had repurchased 75,000 shares of its common stock for approximately $1.4 million under this new program.

Capital Expenditures

Total capital expenditures for 2008 are expected to be as follows (in millions):

	Alaska	Horizon	Air Group
Aircraft -related	$390	$100	$490
Non aircraft-related	75	5	80
Totals	$465	$105	$570

Firm Aircraft Commitments

	2008	2009	2010	Thereafter	Total
Alaska (B737-800)	17*	6	6	3	32
Horizon (Q-400)	3	12	-	-	15
Totals	20	18	6	3	47

* includes one operating lease arrangement

In addition to the firm orders noted above, Alaska has options to acquire 45 additional B737-800s and Horizon has options to acquire 20 Q400s.

AIR GROUP – (continued)

  Projected Fleet Count

				Change by Quarter
Alaska	Seats	Actual 31-Dec-06	Actual 31-Dec-07	Q1	Q2	Q3	Q4	Planned 31-Dec-08
737-200	—	2	—	—	—	—	—	—
737-400F*	—	1	1	—	—	—	—	1
737-400C*	72	—	5	—	—	—	—	5
737-400	144	39	34	—	—	—	(2)	32
737-700	124	22	20	—	—	—	—	20
737-800	157	15	29	4	3	5	5	46
737-900	172	12	12	—	—	—	—	12
MD-80	140	23	14	(5)	(2)	(7)	—	—
Totals		114	115	(1)	1	(2)	3	116

				Change by Quarter
Horizon	Seats	Actual 31-Dec-06	Actual 31-Dec-07	Q1	Q2	Q3	Q4	Planned 31-Dec-08
Q200	37	28	16	(3)	(1)	(1)	(2)	9
Q400	74-76	20	33	—	—	—	3	36
CRJ-700	70	21	21	(1)	—	—	—	20
Totals		69	70	(4)	(1)	(1)	1	65

*F=Freighter; C=Combination freighter/passenger

Investor Presentation

On March 18, 2008, Chairman and CEO Bill Ayer presented updated company information at the JPMorgan Aviation and Transportation Conference. A replay of the webcast is available in the Investor Information section of our website at alaskaair.com. Selected slides from the presentation are also furnished with this update. The presentation focused on management’s belief that the Company may be better positioned than other domestic air carriers to weather an economic downturn given the following strengths:

—	Strong hedge portfolio
—	Young, fuel-efficient, simple fleet
—	Strong network of codeshare partners, poised to benefit from Trans-Pacific growth
—	Good progress with cost reduction
—	Conservative balance sheet with strong liquidity
—	The Pacific Northwest and Alaska may fare better economically than other regions
—	Management team committed to shareholder returns.